As filed with the Securities and Exchange Commission on December 27, 2012

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933
_____________________

SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
_____________________

              Utah                                                   87-0745941
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123
(Address of principal executive offices)
_____________________

1993 Stock Option Plan
2003 Stock Option Plan
 2006 Director Stock Option Plan
(Full title of the Plan)
______________________

Scott M. Quist
Chairman, President and
   Chief Executive Officer
5300 South 360 West, Suite 250
Salt Lake City, Utah 84123
(801) 264-1060
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Randall A. Mackey, Esq.
Mackey Price & Mecham
57 West 200 South, Suite 350
Salt Lake City, Utah 84101
(801) 575-5000
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ]		Accelerated filer	[ ]

Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]

______________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A common stock, $2.00 par value per share
1993 Stock Option Plan	291,987	$10.31	$ 3,010,385.97	$ 410.62
2003 Stock Option Plan	2,661,433	$10.31	$ 27,439,374.23	$ 3,742.73
2006 Director Stock Option Plan	184,030	10.31	$ 1,897,349.30	$ 258.80
TOTAL:	3,137,450		$ 32,347,109.50	$ 4,412.15

(1)  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrants Class A common stock that become issuable under the 1993 Stock Option Plan, the 2003 Stock Option Plan, and the 2006 Directors Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of Registrant’s outstanding shares of Class A common stock.

(2)  Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of Registrant’s Class A common stock as reported on the NASDAQ National Market on December 20, 2012.

  PART I

  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I is not filed as part of this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and Note to Part I of Form S-8.

  PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

The following documents are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (SEC File No. 000-09341).

(b) The Registrant’s  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012.

(c)  The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012.

(d)  The Registrant’s  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012.

(e) The Registrant’s  Current Report on Form 8-K, as filed on February 10, 2012.

(f) The Registrant’s  Current Report on Form 8-K, as filed on September 7, 2012.

(g) The Registrant’s  Current Report on Form 8-K, as filed on September 20, 2012.

(h) The Registrant’s Current Report on Form 8-K, as filed on December 12, 2012.

 (i)The description of Registrant’s Class A common stock contained in Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (SEC No. 000-09341).

 All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement  and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filled in accordance with the rules of the Commission  shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any  subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

  Item 4.    Description of Securities

Not applicable.

  Item 5.    Interests of Named Experts and  Counsel

Not applicable.

  Item 6.    Indemnification of Directors and Officers

 Article XIV of the Registrant’s Amended and Restated Articles of Incorporation and Article 8 of Registrant’s Amended Bylaws and in accordance with Section 16-10a-901 et seq. of the Utah Revised Business Corporation Act, provide that Registrant may, to the fullest extent and in the manner permitted by the Utah Revised Business Corporation Act, indemnify an individual made a party to a proceeding because he is or was a director of Registrant, against liability incurred in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, if the individual's conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the Registrant’s best interests, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  The liability against which indemnification is applicable is the liability incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses.  The termination of a proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent is not, of itself, determinative that the individual's conduct was not in good faith, that the individual did not reasonably believe that his conduct was in, or not opposed to, Registrant’s best interests or that, in the case of any criminal proceeding, the individual had reasonable cause to believe his conduct was unlawful.   Registrant may also indemnify an officer who is not a director, if not inconsistent with public policy, and if provided for by its Amended and Restated Articles of Incorporation, Amended Bylaws, or general or specific action of its Board of Directors, or contract.

Registrant may not indemnify an individual unless authorized and a determination is made in the specific case that indemnification of the individual is permissible in the circumstances because his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to Registrant’s best interests, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.  Registrant may pay for or reimburse the reasonable expenses incurred by an individual who is a party to a proceeding in advance of final disposition of the proceeding if (1) the individual furnishes Registrant a written affirmation of his good faith belief that his conduct was in good faith, that he reasonably believed that his conduct was in, or not opposed to Registrant’s best interests, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; and (2) he individual furnishes to Registrant a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct referenced in part (1) of this sentence.  In addition to the individual furnishing the aforementioned written affirmation and undertaking, for Registrant to advance expenses, the determination must also be made that the facts then known to those making the determination would not preclude indemnification.

All determinations relative to indemnification must be made as follows: (1) by the Board of Directors of Registrant by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or (2) if a quorum cannot be obtained as contemplated in part (1) of this sentence, by a majority vote of a committee of the Board of Directors designated by the Board of Directors of  Registrant, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in part (1) or (2) of this sentence (however, if a quorum of the Board of Directors cannot be obtained under part (1) of this sentence and a committee cannot be designated under part (2) of this sentence then a special legal counsel shall be selected by a majority vote of the full Board of Directors, in which selection directors who are parties to the proceeding may participate); or (4) by shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

  Item 7.    Exemption From Registration Counsel

Not applicable.

  Item 8.    Exhibits

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation.

3.2	Amended Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Form 10-Q, as filed on November 14, 2003, SEC File No. 000-09341).

4.1
Specimen Certificate of Class A Common Stock, $2.00 par value (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-1, as filed on June 29, 1987, SEC File No. 33-15248).

5.1	Opinion of Mackey Price & Mecham P.C., as to legality (including consent).

10.1	Security National Financial Corporation 1993 Stock Option Plan (incorporated by reference to the Exhibit to Registrant’s Schedule 14A Defendant Proxy Statement, as filed in June, 1993).

10.2	Security National Financial Corporation 2003 Stock Option Plan (incorporated by reference to the Exhibit to Registrant’s Schedule 14A Definitive Proxy Statement, as filed on June 5, 2003, SEC File No. 000-09341).

10.3	Security National Financial Corporation 2006 Director Stock Option Plan (incorporated by reference to the Exhibit to Registrant’s Schedule 14A Definitive Proxy Statement, as filed on June 2006, SEC File No. 000-09341).

23.1	Consent of Hansen, Barnett & Maxwell, P.C.

23.2	Consent of Mackey Price & Mecham, P.C. (included in Exhibit 5.1 above).

24.1	Power of Attorney (see page II - 6).

  Item 9.     Undertakings

  (A)  The undersigned Registrant hereby undertakes:

  (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

  (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

  (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) shall not apply of the information required to be included in a post-effective amendment by those paragraphs that is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (B)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (C)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 21, 2012.

Security National Financial Corporation

By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President and Chief Executive Officer

  POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Scott M. Quist and J. Lynn Beckstead, Jr., and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott M. Quist	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2012
Scott M. Quist

/s/ J. Lynn Beckstead, Jr.	Vice President of Mortgage Operations and Director	December 21, 2012
J. Lynn Beckstead, Jr.

/s/ Stephen M. Sill	Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2012
Stephen M. Sill

/s/ Charles L. Crittenden	Director	December 21, 2012
Charles L. Crittenden

/s/ Gilbert A. Fuller	Director	December 21, 2012
Gilbert A. Fuller

/s/ Robert G. Hunter	Director	December 21, 2012
Robert G. Hunter

/s/ H. Craig Moody	Director	December 21, 2012
H. Craig Moody

/s/ Norman G. Wilbur	Director	December 21, 2012
Norman G. Wilbur

  INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation

5.1	Opinion of Mackey Price & Mecham, P.C. as to legality (including consent)

23.1	Consent of Hansen, Barnett & Maxwell, P.C.

23.2	Consent of Mackey Price & Mecham, P.C. (included in Exhibit 5.1 above)

Exhibit 3.1

AMENDMENT AND RESTATEMENT

OF

ARTICLES OF INCORPORATION

OF

SECURITY NATIONAL FINANCIAL CORPORATION

1.           The name of this Corporation is Security National Financial Corporation.

2.           The Articles of Incorporation of this Corporation are amended and restated to read in their entirety as follows:

 ARTICLE I

Name

The name of this Corporation is Security National Financial Corporation.

ARTICLE II

Duration

The period of duration of the Corporation shall be perpetual.

ARTICLE III

Objects, Purposes, and Powers

The Corporation is organized to engage in any lawful acts, activities and pursuits for which a corporation may be organized under the Utah Revised Business Corporation Act (the "Act").

ARTICLE IV

Capital Stock

The authorized capital stock of the Corporation shall consist of 45,000,000 shares divided into 20,000,000 shares of $2.00 par value Common Stock, 5,000,000 shares of $1.00 par value Common Stock, 15,000,000 shares of $0.20 par value Common Stock, and 5,000,000 shares of $1.00 par value Preferred Stock.  The Common Stock which the Corporation is authorized to issue is divided as follows:

Twenty Million (20,000,000) shares of $2.00 par value Class A Common Stock;

Five Million (5,000,000) shares of $1.00 par value Class B Common Stock; and

Fifteen Million (15,000,000) shares of $0.20 par value Class C Common Stock.

The Preferred Stock may be issued:

(a)	Subject to the right of the Corporation to redeem any of such shares at a price not less than the par value thereof;

(b)	Entitling the holders thereof to cumulative, non-cumulative or partially cumulative dividends;

(c)	Having preference over any other class or series of shares as to payment of dividends;

(d)	Having preference in the assets of the Corporation over any other class or classes of shares upon the voluntary or involuntary liquidation of the Corporation;

(e)
Being convertible into shares of any other class or into shares of any series of the same or any other class, except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation.

The Board of Directors shall have authority to divide and issue the Preferred Stock in series and to establish variations in relative rights and preferences between such series as provided by the Utah Business Corporation Act.  All shares of Preferred Stock shall be identical except as to any variations established by the Board of Directors pursuant to the preceding sentence.  Except as may be provided for by law, the Preferred Stock shall be non-voting stock and the holders of such stock shall not be entitled to any voice in the management of the Corporation, nor to any voting powers at any stockholders' meeting, by virtue thereof.

ARTICLE V

Preferences, Limitations and Relative
Rights Of Common Stock

No share of the Common Stock authorized in Article IV shall have any preference over or limitation in respect to any other share of such Common Stock except as set forth in this Article V.  Except as set forth in this Article V, all shares of the Common Stock authorized in Article IV shall have equal rights and privileges, including the following:

1.  All outstanding shares of Common Stock shall share equally in dividends, except that in the event of cash dividends, the Class C common shares shall in no event receive per share cash dividends in excess of 9% of the per share cash dividends received by the Class A and/or Class B common shares; and further provided that with respect to liquidating dividends and distributions on the Common Stock, the Class C common shares shall in no event receive per share distribution in excess of 9% of the per share distributions received by the Class A and/or Class B common shares; and further provided that with respect to all other distributions on the Common Stock, not including cash dividends and liquidating dividends and distributions, the Class C common shares shall in no event receive per share distributions in excess of 10% of the per share distributions received by the Class A and/or Class B common shares.  Neither the purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, nor the merger, consolidation, or other business combinations of the Corporation or any of its subsidiaries with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its properties or assets shall be deemed to be liquidating dividends and distributions for purposes of this Article V.  No holder of Class C Common Stock shall be entitled to receive any amounts with respect thereto upon liquidation, dissolution, or winding up of the Corporation other than the amounts provided for in this Article V.

The classes of Common Stock shall share equally in stock dividends declared which shall be payable in Common Stock of each common stockholder's particular class (for example, if a 10% stock dividend is declared for the Class A Common Stock, there shall also be declared a 10% stock dividend for the Class B and C Common Stock, and a Class A common stockholder would receive 10% additional shares of Class A Common Stock, a Class B common stockholder and a Class C common stockholder would receive 10% additional shares of Class B or C Common Stock respectively).  Except for a two-for-one forward stock split effective as of November 12, 1996 involving only Class C Common Stock, stock splits shall be administered among the classes of Common Stock similarly to stock dividends.  Dividends with respect to all common shares shall be payable at the discretion of the Board of Directors of the Corporation at such times and in such amounts as it deems advisable subject to the provisions of any applicable law.  However, any dividends may be declared by the Board of Directors of the Corporation as may be permitted by the Utah Business Corporation Act.  In addition, the Board of Directors of the Corporation, from time to time, may distribute to stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of the assets, in cash or property, subject to the following provisions:

(a)  No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent.

(b)  Each such distribution when made, shall be identified as a distribution in partial liquidation and the amount per share disclosed to the stockholders receiving the same concurrently with the distribution thereof.

(c)  No distribution shall be made to the holders of any class of shares unless all cumulative dividends accrued on all preferred shares entitled to preferential dividends shall have been fully paid.

(d)  No such distribution shall be made to the holders of any class of shares which would reduce the remaining net assets of the Corporation below the aggregate preferential amount, if any, payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation.

2.  The Class B Common Stock shall be non-voting stock, and the holders of such stock shall not be entitled to any voice in the management of the Corporation, nor to any voting powers at any stockholders' meeting by virtue thereof, except as set forth herein.  Holders of Class B Common Stock shall have the right to vote as a class upon any proposed amendment to the Articles of Incorporation of this Corporation which would:

(a)  Increase or decrease the aggregate number of authorized shares of the Class B Common Stock;

(b)  Increase or decrease the par value of the shares of the Class B Common Stock;

(c)  Effect any exchange, reclassification or cancellation of all or part of the shares of the Class B Common Stock;

(d)  Effect an exchange, or create a right of exchange, of all or any part of the shares of another class into the shares of the Class B Common Stock;

(e)  Change the designations, preferences, limitations or relative rights of the shares of the Class B Common Stock;

(f)  Change the shares of Class B Common Stock into the same or a different number of shares, either with or without par value, of the same class or another class or classes;

(g)  Create a new class of shares having rights and preferences prior and superior to the shares of the Class B Common Stock, or increase the right and preferences of any class having rights and preferences prior or superior to the shares of the Class B Common Stock; or

(h)  Cancel or otherwise affect dividends on the shares of Class B Common Stock which have accrued but have not been declared.

In addition, holders of Class B Common Stock shall be entitled to such further voting rights, as a class, as are set forth in the Utah Business Corporation Act.

3.  Each outstanding share of Class A Common Stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.  Class C Common Stock shall have one vote per share at stockholders' meetings, provided, however, that at every meeting of the stockholders called for the election of directors, the holders of Class A Common Stock, voting separately as a class, shall be entitled to elect one-third (1/3) of the number of directors to be elected at such meeting and if one-third (1/3) of such number of directors is not a whole number, then the holders of Class A Common Stock, voting separately as a class, shall be entitled to elect the next higher whole number of directors to be elected at such meeting.  In the election of the remaining directors to be elected and for all other proper corporate matters, each outstanding share of Class A Common Stock shall have one vote, either in person or proxy.

4.  (a)  No person holding shares of Class C Common Stock (hereinafter called a "Class C Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class C Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" of such Class C Holder, which term shall have the following meanings:

(i)  In the case of a Class C Holder who is a natural person holding record and beneficial ownership of the shares of Class C Common Stock in question, "Permitted Transferee" means:

(A)  the spouse of such Class C Holder;

(B)  a lineal descendant of a grandparent of such Class C Holder;

(C)  the trustee of a trust (including a voting trust) for the benefit of:

(1)  one or more of such Class C Holders;

(2)  other lineal descendants of a grandparent of such Class C Holder;

(3)  the spouse of such Class C Holder; or

(4)  any organization contributions to which are deductible for federal income, estate or gift tax purposes (hereinafter called a "Charitable Organization"), and for the benefit of no other person;

provided that such trust may grant a general or special power of appointment to the spouse of a Class C Holder and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such Class C Holder payable by reason of the death of such Class C Holder, and provided, that such trust must prohibit transfer of shares of Class C Common Stock to persons other than Permitted Transferee as defined in this clause (i);

(D)  a Charitable Organization established by such Class C Holder, such Class C Holder's spouse, or a lineal descendant of a grandparent of such Class C Holder;

(E)  a corporation, all of the outstanding capital stock of which is owned by, or partnership or joint venture all of the partners or venturers of which are, one or more of such Class C Holders, other lineal descendants of a grandparent of such Class C Holder, and the spouse of such Class C Holder; provided, that if any share of capital stock of such a corporation (or of any survivor of a merger or consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons, all shares of Class C Common Stock then held by such corporation or partnership, as the case may be, shall be deemed without further act on anyone's part to be converted into shares of Class A Common Stock on the basis of ten (10) shares of Class C Common Stock for one (1) share of Class A Common Stock and shall thereupon and thereafter be deemed to represent the appropriate number of shares of Class A Common Stock.

(ii)  In the case of a Class C Holder holding shares of Class C Common Stock as trustee pursuant to a trust which was irrevocable on the record date for determining the persons to whom the Class C Common Stock is first distributed by the Corporation (hereinafter in this paragraph (4) called the "Record Date"), "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

(iii)  In the case of a Class C Holder holding shares of Class C Common Stock as trustee pursuant to a trust other than a trust described in clause (ii) above, "Permitted Transferee" means the persons who established such trust, and Permitted Transferee determined pursuant to clause (i) above.

(iv)  In the case of a Class C Holder holding record (but not beneficial) ownership of the shares of Class C Common Stock in question as nominee for the person who was the beneficial owner thereof on the Record Date, "Permitted Transferee" means such beneficial owner thereof on the Record Date, such beneficial owner determined pursuant to clauses (i), (iii), or (v) hereof, as the case may be.

(v)  In the case of a Class C Holder which is a corporation (other than a charitable organization described in subclause (C) of clause (i) above) holding record and beneficial ownership of the shares of Class C Common Stock in question, "Permitted Transferee" means any stockholder of such corporation receiving shares of Class C Common Stock through a dividend or through a distribution made upon liquidation of such corporations, and the surviving corporation of a merger or consolidation of such corporation.

(vi)  In the case of a Class C Holder which is the estate of a deceased Class C Holder or which is the estate of a bankrupt or insolvent Class C Holder, and provided such deceased, bankrupt or insolvent Class C Holder, as the case may be, held record and beneficial ownership of the Shares of Class C Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class C Holder as determined pursuant to this Paragraph 4.

(vii)  In the case of a Class C Holder which is a partnership or joint venture holding shares of Class C Common Stock, "Permitted Transferee" means any one of the partners of venturers; provided that if any partnership or joint venture interest is acquired by any persons not a partner or venturer of such partnership or joint venture or of a "Permitted Transferee" of such partner or venturer, all shares of Class C Common Stock then held by such partnership or joint venture shall be deemed, without further act on anyone's part, to be converted into shares of Class A Common Stock and shall thereupon be deemed to represent the like number of shares of Class A Common Stock.

(viii)  In the case of a Class C Holder which is a corporation in bankruptcy holding shares of Class C Common Stock, "Permitted Transferee" means any other Class C Holder or "Permitted Transferee" of any Class C Holder.

(b)  Notwithstanding the provisions of this Paragraph 4, a holder of record of a share of Class A Common Stock, which share meets all of the following criteria, shall be entitled to exchange said Class A Common Stock for Class C Common Stock on the basis of ten (10) shares of Class C Common Stock for each share of the Class A Common Stock so owned by such holder of record; provided, however, such stockholder converts his Class A Common Stock into Class C Common Stock within the 45 day period following the conclusion of a holding period of the Class A Common Stock of 48 continuous months.  Shares not converted within such 45 day period shall thereafter be Class A common shares with no further conversion rights into Class C common shares.

(i)  The Class A common shares were obtained by a transfer of Class C common shares to a Non-Permitted Transferee which converted the Class C common shares to Class A common shares pursuant to the provisions of this paragraph 4.

(ii)  Such shares of Class A Common Stock have had the same record and beneficial owner for a continuous period of 48 months.

(iii)  For purposes of this subparagraph (b), any shares of Class A or Class C Common Stock acquired by the beneficial owner as a direct result of a stock split, stock dividend or other type of distribution of shares with respect to existing shares ("dividend shares") will be deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired.

(iv)  For purposes of this subparagraph (b), any share of the Class A Common Stock held in "street" or "nominee" name shall be presumed to have been acquired by the beneficial owner subsequent to February 4, 1986 and to have had the same beneficial owner for a continuous period of less than 48 months prior thereto.  This presumption shall be rebuttable by presentation to the Corporation by such beneficial owner of satisfactory evidence to the contrary.  Any disputes arising in respect of this subclause shall be definitely resolved by a determination of the Board of Directors made in good faith.

(c)  Notwithstanding anything to the contrary herein, any Class C Holder may pledge such Holder's shares of Class C Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph 4.

In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class C Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

(d) For purposes of this paragraph 4:

(i)  The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

(ii)  Each joint owner of shares of Class C common stock shall be considered a "Class C Holder" of such shares.

(iii)  A minor for whom shares of Class C Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class C Holder of such shares.

(iv)  Unless otherwise specified, the term "person" means both natural persons and legal entities.

(e)  Any purported transfer of shares of Class C Common Stock not permitted hereunder shall have the effect of converting the shares so transferred into Class A common shares on the basis of ten (10) shares of Class C Common Stock for one (1) share of Class A Common Stock.  The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class C Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.  The Corporation must note on the certificates for shares of Class C Common Stock the restrictions on transfer and registration of transfer imposed by this paragraph 4.  The Corporation must also note on the certificates for shares of Class A Common Stock obtained by a transfer of Class C common shares to a Non-Permitted Transferee that such shares may be converted to Class C Common Stock on the basis of ten (10) shares of Class C Common Stock for one (1) share of Class A Common Stock, if the conditions of Article V, paragraph 4, subparagraph (b) are complied with, including a continuous holding period of 48 months with a following 45 day conversion period, or such conversion right will be forfeited.

5.  (a)  Each ten (10) shares of Class C Common Stock may at any time be converted into one (1) fully paid and non-assessable share of Class A Common Stock, except following a stockholder vote approving a plan of complete liquidation or dissolution of the Corporation when the conversion ratio shall be at the reduced rate of eleven and .1112 shares of Class C Common Stock to one share of Class A Common Stock, provided that upon abandonment of a plan of liquidation or dissolution the conversion rate will revert to ten (10) shares of Class C stock for one (1) share of Class A stock.  Such right shall be exercised by the surrender of the certificate representing such shares of Class C Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or if an agent for the registration or transfer of shares of Class C Common Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent") then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefore, if required pursuant to subparagraph (e).

(b)  As promptly as practicable after the surrender for conversion of a certificate representing shares of Class C Common Stock in the manner provided in subparagraph (a) above and the payment in cash of any amount required by the provisions of subparagraphs (a) and (e), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class C Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or person in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business in the next succeeding day on which such stock transfer books are open.

(c)  No adjustments in respect of dividends shall be made upon the conversion of any share of Class C Common Stock into Class A Common Stock; provided, however, that if a share be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class C Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend on such date.

(d)  The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class C Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares, and the Corporation shall also at all times reserve and keep available for the purpose of issue upon conversion of the Class A Common Stock such number of shares of Class C Common Stock as may be issuable upon possible conversion of appropriate shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A or Class C Common Stock by delivery of purchased shares of Class A or Class C Common Stock which are held in the treasury of the Corporation.  If any shares of Class A or Class C Common stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such share of Class A or Class C Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be.  All shares of Class A or Class C Common Stock which shall be issued upon conversion of the shares of Class A or Class C Common Stock, will, upon issuance, be fully paid and nonassessable.

(e)  The issuance of certificates of shares of Class A Common Stock upon conversion of shares of Class C Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance.  However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class C Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

6.  Except as otherwise provided in paragraphs 1 and 5 above or pursuant to shares of Class C Common Stock issued under a stock option plan, and except to the extent stockholders of the 1982 Series 1 Preferred Stock elect or have a right to convert their shares into Class C Common Stock, the Corporation shall not issue additional shares of Class C Common Stock after the date shares of Class C Common Stock surrendered for conversion shall be retired, unless otherwise approved by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.  Holders of the 1982 Series 1 Preferred Stock electing to receive Class C shares shall receive ten (10) shares of Class C Common Stock for every one (1) share of Class A Common Stock received.

7.  No stockholder of the Corporation shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the Board of Directors in its absolute discretion may deem advisable.

8.  Cumulative voting shall not be allowed in elections of directors or for any other purpose.

9.  All shares of Common Stock when issued, shall be fully paid and nonassessable.  No fractional shares of Common Stock shall be issued.

10.  The Board of Directors may restrict the transfer of any of the Corporation's shares of Class A, Class B or Class C Common Stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of the State of Utah.  Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

11.  The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares of Class A, Class B, or Class C Common Stock, options in respect thereof, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

ARTICLE VI

Place of Business

The principal office and the principal place of business of the Corporation initially shall be located in Salt Lake City, Utah.  The Board of Directors, however, from time to time may establish such other offices, branches, subsidiaries, or divisions which it may consider to be advisable.  The address of the Corporation's registered office in Utah for purposes of the Utah Revised Business Corporation Act shall be 5300 South 360 West, Suite 250, Salt Lake City, Utah  84123.  The name of the Corporation's registered agent at the address of the aforesaid registered office for purposes of this Act shall be Scott M. Quist.

ARTICLE VII

Directors

The affairs of the Corporation shall be governed by a board of not less than three (3) directors.  Subject to such limitation, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, as may be amended from time to time, except as to the number constituting the initial board, which number shall be three (3).  The organization and conduct of the board shall be in accordance with the following:

1.           The directors of the Corporation need not be residents of Utah and shall not be required to hold shares of the Corporation's capital stock.

2.           Meetings of the Board of Directors, regular or special, may be held within or without Utah upon such notice as may be prescribed by the Bylaws of the Corporation.  Attendance of a director at a meeting shall constitute a wavier by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business threat on the ground that the meeting is not lawfully called or convened.

3.           A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting which a quorum is present shall be the act of the Board of Directors.

4.           By resolution adopted by a majority of the directors at any time constituting the Boards of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

5.           Any vacancy in the Board of Directors, however caused or created, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor is duly elected and qualified.

ARTICLE VIII

Officers

The officers of the Corporation shall consist of a President, one or more Vice Presidents as may be prescribed by the Bylaws of the Corporation, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the Corporation.  Any two or more offices may be held by the same person except the offices of President and Secretary.

ARTICLE IX

Meetings of Stockholders

Meetings of the stockholders of the Corporation shall be held at such place within or without Utah and at such times as may be prescribed in the Bylaws of the Corporation.  Special meetings of the stockholders of the Corporation may be called by the Chairman of the Board, the President of the Corporation, the Board of Directors, or by the record holder or holders of a least ten percent (10%) of all shares entitled to vote at the meeting.  At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

ARTICLE X

Bylaws

The initial Bylaws of the Corporation shall be adopted by its Board of Directors, in which all shall be vested the power to alter, amend, or repeal the Bylaws or to adopt new Bylaws.

ARTICLE XI

Transactions with Directors and
Other Interested Parties

No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation.  Any director of the Corporation, individually, or any firm with which such director is affiliated may be a party to or amy be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE XII

Acquisition of Own Shares

The Corporation may purchase, take, receive, or otherwise acquire shares of its capital stock out of any unreserved and unrestricted capital surplus then available.

ARTICLE XIII

Approval of Business Combinations

The stockholder vote required to approve Business Combinations (hereinafter defined) shall be as set forth in this Article XIII.

1.  Higher Vote for Business Combinations.  In addition to any affirmative vote required by law or the Articles of Incorporation, and except as otherwise expressly provided in paragraph 3 of this Article XIII:

(a) Any merger or consolidation of Security National Financial Corporation (referred to in this Article XIII as the "Corporation") or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of all or a Substantial Part (as hereinafter defined) of the property and assets of the Corporation (including without limitation the voting securities of a subsidiary); or

(c) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

(d) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of it Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or  indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder shall require the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.  Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

2.  Definition of "Business Combination."  The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of paragraphs (a) through (d) of paragraph 1 of this Article XIII.

3.  When Higher Vote Is Not Required.  The provisions of paragraph 1 of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if the Business Combination shall have been approved by a majority of the Nonpartisan Directors (as hereinafter defined).

4.  Certain Definitions.  For purposes of this Article III:

(a)A "person" shall mean any individual, firm, corporation or other entity.

(b)"Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner, directly or indirectly, of more than 5% of the outstanding Voting Stock or of more than 5% of the voting power of the outstanding Voting Stock; or

(ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 5% of the outstanding Voting Stock or of 5% or more of the voting power of the then outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving the public offering within the meaning of the Securities Act of 1933, as amended.

(c)  A "Substantial Part" shall mean more than 25% of the fair market value of the total assets of the Corporation.

(d)  A person shall be a "beneficial owner" of any Voting Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(e)  For the purpose of determining whether a person is an Interested Stockholder pursuant to subparagraph b of this paragraph 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph d of this paragraph 4, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f)  "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(g)  "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

(h)  "Nonpartisan Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Nonpartisan Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Nonpartisan Director by a majority of Nonpartisan Directors then on the Board.

5.  Powers of Nonpartisan Directors.  A majority of the Nonpartisan Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XIII, including without limitation (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) the voting power of the shares of Voting Stock beneficially owned by any person, (D) whether a person is an Affiliate or Associate of another, an (E) whether the assets subject to a Business Combination constitute a Substantial Part of the assets of the Corporation; and the good faith determination of a majority of the Nonpartisan Directors on such matters shall be conclusive and binding for all the purposes of this Article XIII.

6.  No Effect on Fiduciary Obligations of Interested Stockholders.  Nothing contained in this Article XIII shall be construed to relieve the Board of Directors or any Interested Stockholder from any fiduciary obligation imposed by law.

7.  Amendment or Repeal.  Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 75% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article XIII of these Articles of Incorporation; provided however, that the preceding provisions of this paragraph 7 shall not be applicable to any amendment of this Article XIII of these Articles of Incorporation, and such amendment shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation, if such amendment shall have been approved by a majority of the Nonpartisan Directors.

ARTICLE XIV

Limitation on Director Liability

To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take action, as a director.

No amendment or repeal of this Article XIV, and no adoption of any provision in these Articles of Restatement of Articles of Incorporation inconsistent with this Article XIV, shall eliminate or reduce the effect of this Article XIV, with respect to any matter occurring, or any cause of action, suit or claim accruing or arising prior to such amendment or repeal or adoption of any inconsistent provision.

ARTICLE XV

Indemnification

The Corporation shall indemnify all officers and directors of the Corporation against monetary damages for any action taken or any failure to take action to the fullest extent permitted by the Utah Revised Business Corporation Act as now in effect or as it may hereafter be amended."

3.           The foregoing amendments to the Articles of Incorporation were adopted on  September 21, 2007, in accordance with the requirements of Sections 1007 and 1003 of the Act.

4.           At the time of the adoption of the foregoing amendment to the Articles of Incorporation, the Corporation had two classes of Common Stock outstanding, designated as Class A Common Stock and Class C Common Stock.  The number of shares of Common Stock outstanding at the date of such adoption was  6,297,729 shares of Class A Common Stock and  7,500,000 shares of Class C Common Stock.

5.           The outstanding shares of Class A and Class C Common Stock were each entitled to one vote on the amendment, so the number of shares entitled to be voted on the amendment by each class of Common Stock was as follows:  Class A Common Stock - 6,297,729 votes; and Class C Common Stock - 7,500,000 votes.

6.           At the meeting at which the amendment was adopted, 4,888,782 shares of Class A Common Stock and 6,839,342 shares of Class C Common Stock were represented.

7.           The total number of shares voting for the amendment by each class of Common Stock was as follows:

Class A Common Stock - 4,733,613 shares; and
Class C Common Stock - 6,825,369 shares.

The number of shares voting for the amendment by each class of Common Stock entitled to vote separately on the amendments was sufficient for approval by that class of Common Stock.

IN WITNESS WHEREOF, this Amendment and Restatement of Articles of Incorporation is hereby executed, effective as of this 1st day of October, 2007.

SECURITY NATIONAL FINANCIAL CORPORATION

By: /s/ Scott M. Quist
Scott M. Quist, President

ATTEST:

By: /s/ G. Robert Quist
G. Robert Quist
First Vice President and Secretary

Exhibit 5.1

December 26, 2012

United States Securities and
    Exchange Commission
Division of Corporate Finance
100 F Street, N.E.
Washington, D.C. 20549

Re:  Security National Financial Corporation Form S-8 Registration Statement Relating to 3,137,450 Shares of Class A Common Stock

Ladies and Gentlemen:

As counsel for Security National Financial Corporation, a Utah corporation, in connection with the proposed registration of 3,137,450 shares of Class A Common Stock, $2.00 par value per share, it is our opinion that the securities being registered will, when issued, be legally issued, fully paid and non-assessable.  We consent to the inclusion of our opinion as an Exhibit to the Registration Statement of Security National Financial Corporation on Form S-8 under the Securities Act of 1933, as amended.

Very truly yours,

/s/ Mackey Price & Mecham

Mackey Price & Mecham

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and the related Prospectus, pertaining to the Security National Financial Corporation’s 1993 Stock Option Plan, 2003 Stock Option Plan, and 2006 Director Stock Option Plan of our report dated March 30, 2012 with respect to the consolidated financial statements of Security National Financial Corporation for the years ended December 31, 2011 and 2010.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
December 26, 2012

Exhibit 23.2

Consent of Mackey Price & Mecham is included in the Opinion of Mackey Price & Mecham in Exhibit 5.1 above.